UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2006

Viva International, Inc.
(Exact name of Registrant as specified in charter)

Nevada	0-30440	22-3537927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

954 Business Park Drive, Traverse City, MI	49686
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (231) 946-4343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 4, 2006 the Board of Directors of Viva International, Inc. (the “Company”) appointed James Paquette to its Board of Directors. Mr. Paquette is currently Vice President of Government Programs and Special Missions for Zenith Aviation (“Zenith”). At Zenith, Mr. Paquette established and continues to develop an international sales organization created to address government programs including Iceland, Europe, the Baltic States, India, Malaysia, Brunei, Thailand, Nepal and Australia.

In 2001, Mr. Paquette co-founded Tucson, Arizona-based Flight Test Associates, LLC (“Flight Test Associates”), and currently continues his involvement through private consulting services to Flight Test Associates. Flight Test Associates was originally organized to meet demands created by a government requirement to modify A-37s for airborne intercept in Peru & Columbia. Currently, Flight Test Associates develops prototype systems, performs systems integration and manned and unmanned aircraft modifications, as well as flight test and flight operations support services. Mr. Paquette also conducted flight training for the Peruvian Air Force and other Department of State clients at Flight Test Associates’ Tucson facility.

Additionally, on October 5, 2006, the Company signed a letter of intent to acquire Flight Test Associates in exchange for: (1) an 8% Secured Subordinated Promissory Note in the principal amount of Two Million and 00/100 Dollars ($2,000,000) with a maturity date as yet to be determined, (2) three million, five hundred thousand shares of preferred stock of the Company and (3) additional consideration in the form of cash or securities of the Company, to be agreed upon and incorporated in the final agreement (the “Agreement”). The terms of the final Agreement will be disclosed in a Form 8-K Filed within four (4) days of its execution. Mr. Paquette is an affiliate of Flight Test Associates.

The Board does not expect to name Mr. Paquette any committee of the Board at this time. To the extent that any information called for in Item 404(a) of Regulation S-B is required pursuant to this appointment, such information is currently unavailable and will be provided in an amendment to this Form 8-K within four day from when this information becomes available.

Section 8 - Other Events

Item 8.01 Other Events

On October 4, 2006 and October 5, 2006 the Registrant issued the press releases attached hereto as Exhibit 99.4 and 99.5.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(b) Exhibits.

EXHIBIT NUMBER	DESCRIPTION	LOCATION
99.4	Press Release issued October 04, 2006	Filed herewith
99.5	Press Release issued October 05, 2006	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       VIVA INTERNATIONAL, INC.
(Company)

/s/ Calvin Humphrey
By: Calvin Humphrey
Its: President, CEO
Date: October 6, 2006